Exhibit 10.1

Execution Version

AMENDMENT NO. 10 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 10 to Second Amended and Restated Credit Agreement ("Agreement") dated as of January 10, 2017 ("Effective Date"), is among Gastar Exploration Inc., a Delaware corporation ("Borrower"), the Lenders (as defined below) party hereto constituting the Required Lenders, and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent"), as swing line lender (in such capacity, the "Swing Line Lender"), and as issuing lender (in such capacity, the "Issuing Lender").

RECITALS

A.The Borrower is party to that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013, among the Borrower, the lenders thereto from time to time (the "Lenders"), the Administrative Agent, the Collateral Agent, the Swing Line Lender, and the Issuing Lender, as heretofore amended, restated, supplemented or otherwise modified (as so amended, restated, supplemented or otherwise modified, the "Credit Agreement").

B.The Borrower desires to pay certain cash dividends on its Borrower Series A Preferred Shares (as defined in the Credit Agreement) and its Borrower Series B Preferred Shares (as defined in the Credit Agreement) as more fully described herein and has requested that the Required Lenders, subject to the terms and conditions hereof, amend the Credit Agreement as provided herein to permit such dividends and to address certain other items as described herein.

THEREFORE, the Borrower, the Required Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent hereby agree as follows:

Section 1.Defined Terms; Interpretation.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary.  The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

Section 2.Amendments to Credit Agreement.

(a)Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new terms to appear therein in alphabetical order:

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“2017 Monthly Dividend Payment” means the payment of monthly cash dividends to holders of the Borrower Series A Preferred Shares and to holders of the Borrower Series B Preferred Shares on account of such preferred shares for the months of February, March, April and May of 2017.

“Amendment No. 10 Effective Date” means January 10, 2017.

“Catch-Up Dividend Payment” means the payment of cash dividends to holders of the Borrower Series A Preferred Shares and to holders of the Borrower Series B Preferred Shares on account of such preferred shares which dividends were accrued but unpaid for the months of April through December 2016 and January 2017.

“Liquidity” means, as of any date of determination, the sum of (a) Available Cash then held in deposit accounts of any Loan Party as to which the Collateral Agent has an Acceptable Security Interest and which is subject to a fully executed Account Control Agreement, and (b) Availability at such time.

(b)Section 2.02(d) (Mandatory Reduction) of the Credit Agreement is hereby amended by adding new subsections (iv) and (v) to the end thereof as follows:

(iv)Concurrently with the making of the Catch-Up Dividend Payment and each 2017 Monthly Dividend Payment, the Borrowing Base shall be immediately and automatically reduced by the amount of each such Restricted Payment.  This subsection (iv) may be amended or waived with the consent of the Required Lenders.

(v)Concurrently with the making of each prepayment required under Section 2.05(e)(ii) and (iii) below, the Borrowing Base shall be immediately and automatically reduced by the amount of each such prepayment.  This subsection (v) may be amended or waived with the consent of the Required Lenders.

(c)Section 2.05(b) (Borrowing Base Deficiency) of the Credit Agreement is hereby amended by replacing subsection (iv) therein in its entirety with the following:

(iv)(A)Upon the occurrence of each Hedge Event during the Covenant Relief Period and the corresponding automatic reduction of the Borrowing Base as provided in Section 2.02(d)(iii), the Borrower shall immediately prepay the Advances (with the Swing Line Advances being repaid prior to the Revolving Advances) or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to the Extraordinary Cash Proceeds received from such Hedge Event.

(B)Upon the making of the Catch-Up Dividend Payment and each 2017 Monthly Dividend Payment and the corresponding automatic reduction of the Borrowing Base as provided in Section 2.02(d)(iv), the Borrower shall immediately prepay the Advances (with the Swing Line Advances being repaid prior to the Revolving Advances) or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to such Restricted Payment.  This subsection (iv)(B) may be amended or waived with the consent of the Required Lenders.

(d)Section 2.05(e) (Disposition of STACK Oil and Gas Properties) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

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(e)Disposition of STACK Oil and Gas Properties; Related Provisions.

(i) If the Borrower or any other Loan Party Disposes of any South Stack Oil and Gas Property after the Amendment No. 9 Effective Date, the Borrower shall, within three Business Days of the date on which such Disposition is consummated, prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to 20% of the Net Cash Proceeds received by each such Loan Party from such Disposition but subject to following provisions of this Section 2.05(e).

(ii) Notwithstanding the foregoing, with respect to the first $9,000,000 of Net Cash Proceeds from the Disposition of any South Stack Oil and Gas Property received by any Loan Party from and after the Amendment No. 10 Effective Date, the Borrower shall, within three Business Days of the date on which such Disposition is consummated, prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to 90% of such Net Cash Proceeds in lieu of (and not in addition to) 20% as provided in the foregoing subsection 2.05(e)(i).

(iii)On April 30, 2017, the Borrower shall prepay Swing Line Advances or, if the Swing Line Advances have been repaid in full, prepay Revolving Advances or, if the Revolving Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) $8,100,000 minus (B) the aggregate amount of prepayments of Advances and deposits of cash collateral made pursuant to subsection 2.05(e)(ii) above with the Net Cash Proceeds of the Dispositions of South Stack Oil and Gas Properties.

(iv)Once the Borrower has made prepayments of Advances and deposits of cash collateral pursuant to subsections 2.05(e)(ii) and (iii) in an aggregate amount equal to at least $8,100,000, then the foregoing subsections 2.05(e)(ii) and (iii) shall cease to apply.

(v)If a Borrowing Base Deficiency occurs after the Amendment No. 10 Effective Date as a result of a reduction in the Borrowing Base, the Lenders acknowledge and agree that the proceeds of any Disposition of South Stack Oil and Gas Properties that are applied to cure such Borrowing Base Deficiency shall also be credited as the prepayment required under this Section 2.05(e) with respect to such Disposition so long as at least 20% (or 90% if required under subsection 2.05(e)(ii) above) of the proceeds thereof were applied to Borrowing Base Deficiency cure.

(vi)The foregoing subsections 2.05(e)(ii), (iii), (iv) and (v) may be amended or waived with the consent of the Required Lenders and the Borrower.

(e)Section 6.01 (Liens, Etc.) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (h) therein, replacing the period at the end of clause (i) therein with a semicolon followed by the word “and” and then adding the following new clause (j) to follow:

(j)Liens  in favor of insurance providers, insurance companies or other bonding companies encumbering cash deposits provided by a Loan Party related to ongoing state and federal

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bonding requirements of the Loan Parties; provided that, the aggregate amount of such cash deposits shall not exceed $370,000.

(f)Section 6.05 (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 6.05Restricted Payments.  No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, make any Restricted Payments except that:

(a)After the Amendment No. 10 Effective Date, the Borrower may make each of the Catch-Up Dividend Payment and each 2017 Monthly Dividend Payment for the months of February and March 2017 so long as each of the following conditions have been met:  (i) no Default exists or would result from the making of such Restricted Payment, (ii) such Restricted Payment is made solely with proceeds from the issuance of common Equity Interests of the Borrower received by the Borrower after November 30, 2016 and, for the avoidance of doubt, the aggregate of all Restricted Payments permitted under this Section 6.05(a) and Section 6.05(d) below shall not exceed the aggregate amount of all such equity issuance proceeds received since November 30, 2016, (iii) no Borrowing Base Deficiency exists or would result from the making of such Restricted Payment (before and after giving effect to the reduction of the Borrowing Base required under Section 2.02(d)(iv) as a result of such Restricted Payment), (iv) concurrently with the making of such Restricted Payment the Borrower shall have made a prepayment of the Swing Line Advances (and if the Swing Line Advances have been repaid in full, the Revolving Advances) in an amount equal to such Restricted Payment with a corresponding reduction in the Borrowing Base as provided in Section 2.02(d)(iv), (v) the aggregate amount of the Catch-Up Dividend Payment shall not exceed $12,100,000, (vi) the amount of each 2017 Monthly Dividend Payment shall not exceed $1,207,000, and (vii) immediately prior to or concurrently with the making of such Restricted Payment and the required corresponding payment of Advances, the Borrower shall have delivered to the Administrative Agent an officer’s certificate in form and substance reasonably satisfactory to the Administrative Agent certifying the amount of such Restricted Payment and that the conditions required under this Section 6.05 as to such Restricted Payment has been satisfied or will be satisfied with the corresponding payment of Advances and reduction of the Borrowing Base;

(b)any Guarantor may make Restricted Payments to any other Guarantor and to the Borrower;

(c)a Non-Guarantor Subsidiary may make Restricted Payments to any Guarantor and to the Borrower; and

(d)the Borrower may make each 2017 Monthly Dividend Payment for the months of April and May 2017 so long as each of the following conditions have been met:  (i) no Default exists or would result from the making of such Restricted Payment, (ii) such Restricted Payment is made solely with proceeds from the issuance of common Equity Interests of the Borrower received by the Borrower after November 30, 2016 and, for the avoidance of doubt, the aggregate of all Restricted Payments permitted under this Section 6.05(d) and Section 6.05(a) above shall not exceed the aggregate amount of all such equity issuance proceeds received since November 30, 2016, (iii) no Borrowing Base Deficiency exists or would result from the making of such Restricted Payment (before and after giving effect to the reduction of the Borrowing Base required under Section 2.02(d)(iv) as a result of such Restricted Payment), (iv) concurrently with the making of such Restricted Payment the Borrower shall have made a prepayment of the Swing Line Advances (and if the Swing Line Advances have been repaid in full, the Revolving Advances)

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in an amount equal to such Restricted Payment with a corresponding reduction in the Borrowing Base as provided in Section 2.02(d)(iv), (v) the amount of each 2017 Monthly Dividend Payment shall not exceed $1,207,000, (vi) Liquidity, before and after giving effect to such Restricted Payment and the corresponding prepayment of Advances and reduction in the Borrowing Base required with respect thereto, is greater than $30,000,000, (vii) the reports and certificates required for the fiscal year ended December 31, 2016 under Section 5.01(a) have been delivered to the Administrative Agent and such audit was not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a “going concern” qualification solely as to the Maturity Date occurring within the 12-month period following the date of such audit and as to a potential inability to satisfy the financial covenants in Sections 6.17, 6.18, 6.19 or 6.25 in the 12-month period following the date of such audit; and (viii) immediately prior to or concurrently with the making of such Restricted Payment and the required corresponding payment of Advances, the Borrower shall have delivered to the Administrative Agent an officer’s certificate in form and substance reasonably satisfactory to the Administrative Agent certifying the amount of such Restricted Payment and that the conditions required under this Section 6.05 as to such Restricted Payment has been satisfied or will be satisfied with the corresponding payment of Advances and reduction in the Borrowing Base.

For the avoidance of doubt, the prepayments of Advances required to comply with Section 6.05(a) and Section 6.05(d) above are in addition to, and not in lieu of, any other prepayments or repayments of Advances required by the terms of this Agreement, including, but not limited to, any prepayment of the Advances required under Section 2.05(e) from the proceeds of the Disposition of any South Stack Oil and Gas Properties.

Section 3.Representations and Warranties.  The Borrower represents, warrants, acknowledges and agrees that: (a)  the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof; (b)  no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of Borrower, and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Administrative Agent has an Acceptable Security Interest in at least 95% (by value) of the Proven Reserves attributable to the Oil and Gas Properties of the Borrower and its Subsidiaries; (g) the Borrower has received net cash capital contributions or net cash equity issuance proceeds, in any case, on account of common Equity Interests of the Borrower in an aggregate amount of at least $25,600,000 since November 30, 2016; (h) the Administrative Agent has requested periodic reporting of certain information under Section 5.06(u) of the Credit Agreement and such request is reasonable; and (i) each Loan Party is Solvent.

Section 4.Conditions to Effectiveness.  This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)the Administrative Agent shall have received multiple original counterparts (including PDF signatures that are effective as originals pursuant to Section 8), as requested by the

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Administrative Agent, of this Agreement executed by the Borrower, the Administrative Agent, and the Required Lenders; and

(b)the Borrower shall have paid the fees and expenses which have been invoiced and are payable pursuant to Section 9.01 of the Credit Agreement or any other provision of a Loan Document.

Section 5.Effect on Loan Documents; Acknowledgments.

(a)The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment, and each Loan Party waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)The Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)Each of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swing Line Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

(d)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended prior hereto as described in the recitals, and by this Agreement.

(e)This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f)Each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any other Secured Party, serve to (i) cause a modification of the Loan Documents, (ii) establish a custom or course of dealing with respect to any of the Loan Documents, (iii) operate as a waiver of any existing or future Default or Event of Default under the Loan Documents, as amended hereby, (iv) entitle any Loan Party to any other or further notice or demand whatsoever beyond those required by the Loan Documents, as amended hereby, or (v) in any way modify, change, impair, affect, diminish or release any Loan Party’s obligations or liability under the Loan Documents, as amended hereby, or any other liability any Loan Party may have to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any other Secured Party.

Section 6.Reaffirmation.  The Borrower (a) represents and warrants that it has no defenses to the enforcement of any Security Instrument to which it is a party, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party,

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and agrees that each such Security Instrument will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified heretofore, hereby and from time to time hereafter, and such other amounts in accordance with the terms of such Security Instrument, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Instruments are valid and subsisting and create a security interest to secure the Secured Obligations and are first priority, fully enforceable, non-avoidable and duly perfected Liens as required therein.

Section 7.RELEASE.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether  known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”).  Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 7 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 7.  In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 7 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 8.Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or email (i.e., PDF) signature and all such signatures shall be effective as originals.

Section 9.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Lender, the Swing Line Lender, the Collateral Agent, and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

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Section 11.Governing Law.  This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 12.Waiver of Jury.  THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE AGENTS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 13.Entire Agreement. This AGREEMENT, the Credit Agreement as amended by This AGREEMENT, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

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EXECUTED effective as of the date first above written.

BORROWER:

GASTAR EXPLORATION INC.

By:/s/ Michael A. Gerlich

Michael A. Gerlich

Senior Vice President, Chief Financial Officer and

Corporate Secretary

Signature Page to
Amendment No. 10 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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ADMINISTRATIVE AGENT/COLLATERAL AGENT/ISSUING LENDER/SWING LINE LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Lila Jordan

Lila Jordan

Managing Director

Signature Page to
Amendment No. 10 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

COMERICA BANK

By:/s/ Chad Stephenson

Name: Chad Stephenson

Title: Vice President

Signature Page to
Amendment No. 10 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

IBERIABANK

By:/s/ W. Bryan Chapman

Name: W. Bryan Chapman

Title: Executive Vice President

Signature Page to
Amendment No. 10 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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LENDER:

BARCLAYS BANK PLC

By:/s/ Jake Lam

Name: Jake Lam

Title: Assistant Vice President

Signature Page to
Amendment No. 10 to Second Amended and Restated Credit Agreement

(Gastar Exploration Inc.)

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